Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-73461 and 333-75859) pertaining to the Savings and Retirement Plan of Starwood Hotels & Resorts Worldwide, Inc. of our report dated June 26, 2002, with respect to the financial statements and schedules of the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

New York, New York

June 26, 2002